Exhibit 3.760
State of Florida
Articles of Incorporation
Of
Republic Services Aviation, Inc.
          FIRST: The corporate name that satisfies the requirements of Section 607.0401 is: Republic Services Aviation, Inc.
          SECOND: The street address of the principal office of the corporation and its mailing address is:
110 S.E. 6th Street, 28th Floor, Fort Lauderdale, Florida, 33301
          THIRD: The number of shares the corporation is authorized to issue is One Thousand (1,000) each with the par value of Zero Dollars and One Cent ($0.01).
          FOURTH: The street address of the initial registered office of the corporation is C/O C T CORPORATION SYSTEM, 1200 SOUTH PINE ISLAND ROAD, CITY OF PLANTATION, FLORIDA 33324, and the name of its initial registered agent at such address is C T CORPORATION SYSTEM.
          FIFTH: The name and address of each incorporator is:

Connie Bryan	660 East Jefferson Street
Tallahassee, FL 32301
          The undersigned has executed these articles of incorporation this 26th day of October, 1999.

By	/s/ Connie Bryan

Connie Bryan, Incorporator

FILED

99 OCT 26 PM 12:32

SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Acceptance by the Registered Agent of
Republic Services Aviation, Inc.
as required in Section 607,0501
C T Corporation System is familiar with and accepts the obligations provided for in Section 607.0505.

C T CORPORATION SYSTEM

Dated, October 26, 1999

	By	/s/ Connie Bryan

Connie Bryan

(Type Name of Officer)

Special Assistant Secretary

(Title of Officer)

FILED

99 OCT 26 PM 12:32

SECRETARY OF STATE
TALLAHASSEE, FLORIDA